EXHIBIT 99

                               LITHIA MOTORS, INC.

                    1997 NON-DISCRETIONARY STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


1.   PURPOSE OF THE PLAN

     The purpose of this 1997 Non-Discretionary Stock Option Plan For Non-Employee Directors (the "Plan") is to advance the interests of Lithia Motors, Inc., an Oregon business corporation (the "Company") and its shareholders by enabling the Company to attract and retain the services of qualified outside directors as members of the Board of Directors of the Company who are not employees of the Company or any of its Subsidiaries by giving them an opportunity to participate in the ownership of the Company. The Options granted under this Plan are intended to NOT qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended. It is intended that this Plan be considered and interpreted as constituting a "non-discretionary plan" under Section 16 of the Securities Exchange Act of 1934, as amended, and within the meaning of the rules, regulations and interpretations under such as adopted from time to time by the Securities and Exchange Commission.

2.   DEFINITIONS

     As used herein, the following definitions shall apply:

     (a) "Board of Directors" shall mean the Board of Directors of the Company.

     (b) "Committee" shall mean the Committee appointed as specified in Article V of this Plan, or the Board of Directors if no such Committee shall have been appointed.

     (c) "Common Stock" shall mean the Class A Common Stock of the Company.

     (d)  "Company"   shall  mean  Lithia  Motors,   Inc.,  an  Oregon  business
corporation.

     (e) "Effective Date" shall mean the effective date of this Plan, March 1, 1997. [Subject to approval by the holders of a majority of the Company's outstanding shares present, in person or by proxy, and entitled to vote at an annual meeting of shareholders or at a special meeting of shareholders called for the purpose of approving this Plan].

     (f) "Employee" means any person employed by the Company or a Subsidiary.

     (g) "Non-Employee Director" means any person who is a director of the Company but who is not at such time an Employee.

     (h) "Option" shall mean an option to purchase Shares of Common Stock of the Company granted under this Plan pursuant to a written option agreement.

     (i) "Optionee" shall mean any individual who is granted an Option under this Plan.

     (j) "Parent" shall mean any corporation in an unbroken chain of corporations ending with the Company if, at the time of the granting of an Option, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (k) "Plan" means this 1997 Non-Discretionary Stock Option Plan for Non-Employee Directors of Lithia Motors, Inc.

     (l) "Share" shall mean a share of the Common Stock.

     (m) "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.   STOCK SUBJECT TO THE PLAN

     Except as provided in Section 9.1, the total number of Shares of Common Stock covered by all Options granted under this Plan shall not exceed 15,000 Shares, which Shares may be in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares or issued Shares which have been reacquired by the Company. There shall at all times be reserved for issuance upon the exercise of Options to be granted from time to time under this Plan the number of Shares of Common Stock covered by this Plan as herein set forth. If an Option shall expire or terminate for any reason without having been exercised in full, unless this Plan itself shall have been terminated, the unpurchased Shares covered thereby shall be added to the Shares otherwise available for Options which may be granted in accordance with the terms of this Plan. If an Option is exercised in part or in full, the number of Shares covered by this Plan and reserved for issuance under this Plan shall automatically be reduced by the number of Shares purchased pursuant to the exercise of such Option.

4.   DURATION OF THE PLAN

     This Plan shall be effective as of March 1, 1997, and shall continue in effect until Options have been exercised with respect to all of the Shares reserved for this Plan (subject to any adjustments under Section 9.1 of this Plan), provided, however, that unless sooner terminated by action of the Board of Directors, this Plan shall terminate on, and no Option may be granted hereunder after eighth anniversary of the Effective Date. The Board of Directors shall have the right to suspend or terminate this Plan at any time except with respect to any Options then outstanding under this Plan.

5.   ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Committee appointed by the Board of Directors and consisting of not less than two directors. The Board of Directors may at any time assume the responsibilities of and act as the Committee if the Board of Directors so elects. The Board of Directors may from time to time appoint members of the Committee in substitution for and in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum. All actions of the Committee shall be taken by a majority of its members. Any action may be taken by a written instrument signed by all Committee members, and all actions so taken shall be fully as effective as if it has been taken by a vote of a majority of the members at a meeting duly called and held.

     Subject to the provisions of this Plan and any additional terms or conditions imposed by the Board, the Committee shall administer the Plan and the Options granted thereunder and shall have the authority to prescribe the form of the agreement embodying the Options. Subject to the provisions contained in this Plan, the Committee may from time to time adopt rules and regulations relating to the administration of the Plan and the interpretation and construction by the Committee of the provisions of the Plan or an option agreement shall be final and conclusive. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any option agreement in the manner and to the extent it shall deem appropriate.

     Notwithstanding any other provision of this Plan, the Committee shall not have any power to determine (a) who shall receive grants of Options under this Plan, (b) the number of shares covered by Options in each grant of Option under this Plan, or (c) the timing of grants of Option under this Plan.

     No director who shall hold or be eligible to hold an Option under this Plan shall vote on any action taken thereunder by the Committee which involves such director.

6.   ELIGIBILITY

     Each Non-Employee Director shall be eligible to receive Options in accordance with this Plan.

7.   OPTION AWARDS, TERMS AND CONDITIONS

     7.1 All persons who are Non-Employee Directors of the Company on the Effective Date shall pursuant to this Plan receive an Option for 1,500 Shares, which Option shall be first exercisable on September 1, 1997, at an Option exercise price of $ per share, subject to the other terms and conditions of this
Section 7.

     7.2 All persons who are not Directors of the Company on the Effective Date but who commence service as a Non-Employee Director of the Company on or before the first anniversary of the Effective Date shall, pursuant to this Plan, receive on the second day of January of the year following the year in which such Director commenced service as a an Option for 1,500 Shares, which Option shall become first exercisable six (6) months following the date of grant, at an Option exercise price determined in accordance with Section 14 hereof and subject to the other terms and conditions of this Section 7.

     7.3 All persons who are Non-Employee Directors of the Company on the second day of January of each year the Plan remains effective, shall pursuant to this Plan receive on each such date an Option for 1,500 Shares, which Option shall become first exercisable six (6) months following the date of grant, at an Option exercise price determined in accordance with Section 7.4 hereof and subject to the other terms and conditions of this Section 7.

     7.4 Except as set forth in Section 7.1, all Options granted under this Plan shall be exercisable at a per share Option exercise price equal to 100% percent of the fair market value of a Share on the date of the grant of such Option (the appropriate anniversary date of the Plan). Fair market value shall be determined as follows: (a) if the Company's Common Stock is publicly traded but not on a recognized securities exchange (including the NASDAQ national market system), the fair market value of a share of Common Stock shall be the average of the bid and asked prices at closing on such date in the over the counter market; (b) if the Company's Common Stock is publicly traded on a recognized securities exchange (include the NASDAQ national market system), the fair market value of a share of Common Stock shall be the average of the highest and lowest selling prices on such date or the nearest preceding date on which trading occurred; or
(c) if the Company's Common Stock is not publicly traded, the fair market value shall be determined by the Committee.

     7.5 All Options granted under this Plan shall be evidenced by written option agreements the form of which shall have been approved from time to time by the Committee. The option agreements shall be consistent with this Plan and shall include in substance the terms and conditions of this Section 7 as appropriate.

     7.6 Each Option shall specify the term or duration of the Option granted; provided that no Option shall be exercisable after the expiration of 10 years from the date of the grant of such Option. Partial exercise shall be permitted from time to time.

     7.7 No Option shall be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and Options shall be exercisable during the lifetime of the Optionee only by that Optionee.

     7.8 Each Option shall provide that in the event that an Optionee ceases to be a Director of the Company for any reason other than the death or disability of the Optionee, any Option or unexercised portion thereof which was otherwise exercisable on the date of such termination as a Director shall terminate unless exercised within a period of 90 days from the date on which the Optionee ceased to be a Director, provided that this provision shall not extend the time within which the Option may be exercised beyond the limits described in Section 7.6 of this Plan.

     7.9 Each Option shall provide that in the event that an Optionee ceases to be a Director of the Company by reason of the Optionee becoming disabled, any Option or unexercised portion thereof which was otherwise exercisable on the date of such termination as a Director shall terminate unless exercised within a period of one year from the date on which the Optionee ceased to be a Director, provided that this provision shall not extend the time within which the Option may be exercised beyond the limits described in Section 7.6 of this Plan. Disability shall be determined in accordance with Section 105(d)(4) of the Internal Revenue Code of 1986, as amended.

     7.10 Each option shall provide that, in the event an Optionee shall die while a Director of the Company and shall not have fully exercised an Option, the Option may be exercised, to the extent not previously exercised and subject to any vesting provisions, at any time within one year after the Optionee's death by the estate of the Optionee or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance, provided that this provision shall not extend the time within which the Option may be exercised beyond the limits described in Section 7.6 of the Plan.

     7.11 Each Option shall specify that the Optionee by accepting the option agrees that whenever the Company undertakes a firmly underwritten public offering of its securities and if requested by the managing underwriter in such offering, the Optionee will enter into an agreement not to sell or dispose of any securities of the Company owned or controlled by the Optionee provided that such restriction shall not extend beyond 12 months from the effective date of the registration statement filed in connection with such offering.

8.   EXERCISE OF OPTIONS TO PURCHASE SHARES

     8.1 Shares may be purchased or acquired pursuant to an option granted under this Plan only upon receipt by the Company of written notice signed and delivered by the Optionee (or, in the case of exercise after death of the Optionee, by the executor, administrator, heir or legatee of the Optionee, as the case may be) directed to the President or Chief Financial Officer of the Company at the principal business office of the Company. Such notice shall state the number of Shares being purchased, shall specify the method of payment of the exercise price for the Shares being purchased, and, unless in the opinion of counsel for the Company such a representation is not required in order to comply with the Securities Act of 1933, as amended, shall contain a representation that it is the Optionee's then present intention to acquire the Shares issuable upon exercise of the Option for investment and not with a view to, or in connection with, any distribution thereof.

     8.2 On or before the completion of the purchase of Shares pursuant to the exercise of an Option, the Optionee must have paid the Company the full purchase price of said Shares by check or, if allowed by either the terms of the Option or by action of the Committee at the time of such exercise, by surrender of other previously acquired securities of the Company, including a "cashless" exercise effected through a registered broker/dealer or directly with the Company. If the exercise price is being paid in whole or in part by the delivery of other securities of the Company, the notice shall be accompanied by delivery of the certificates or instruments representing such other securities duly endorsed for transfer. Any other securities of the Company shall be valued at the publicly reported price for the last sale, or the average of the publicly reported closing bid and asked prices, as applicable, on the last business day preceding the day the Company receives such notice, or, if there are no publicly reported prices of such other securities of the Company, at the fair market value of such other securities of the Company, as determined in good faith by the Board of Directors.

     8.3 No Shares shall be issued until full payment therefor has been made and an exercising Optionee shall have none of the rights of a shareholder of the Company as to dividends, voting or otherwise, as to such Shares until a certificate or certificates representing the Shares so acquired are issued to such exercising Optionee. Each Optionee who has exercised an Option shall, upon notification of the amount due and prior to or concurrently with delivery of the certificate or certificates representing the Shares, pay to the Company amounts necessary to satisfy applicable federal, state and local withholding tax requirements and, if the Optionee fails to do so, the Company may withhold such amounts from other amounts owed by the Company to the Optionee.

     8.4 No Shares shall be issued with respect to the exercise of any Option unless the exercise and the issuance and delivery of the Shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Internal Revenue Code of 1986, as amended, the respective rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability for the nonissuance or sale of such Shares. The Board may require any action or agreement by an Optionee as may from time to time be necessary to comply with the federal and state securities laws. The Company shall not be obliged to register Options granted or Shares purchased under the Plan under any federal or state securities laws.

9.   CHANGES IN CAPITAL STRUCTURE

     9.1 Except as provided in Section 9.2, in the event that the outstanding Shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of Shares or other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, reclassification, stock split-up, combination of Shares, or dividend payable in Shares, appropriate adjustment shall be made by the Committee in the number and kind of Shares for the purchase of which Options may be granted under this Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of Shares as to which outstanding Options, or portions thereof then unexercised, shall be made as well as a corresponding adjustment in the exercise price per Share under each such Option. Any determination by the Committee as to what adjustments shall be made, and the extent thereof, shall be final, binding on all parties and conclusive.

     9.2 In the event of any dissolution or liquidation of the Company, or any merger or consolidation with one or more corporations in which the Company is not the surviving entity, in lieu of any continuing rights under an Option, the Committee may, in its sole discretion, provide a 30-day period immediately prior to such event during which the Optionee shall have the right to exercise an Option in whole or in part without any limitations on exercisability.

10.  AMENDMENT OF PLAN

     The Board of Directors may at any time and from time to time modify or amend this Plan in such respect as it shall deem advisable to conform with any other changes in the law while this Plan is in effect or for any other reason, provided, however, that except as provided in Section 9.1 hereof no change in an Option already granted to an Optionee shall be made without the written consent of such Optionee, and provided, further, that unless also approved by the unanimous written consent of the shareholders of the Company or by a vote of shareholders owning not less than a majority of all shares entitled to vote and represented at an annual meeting or a special meeting called for the purpose of such approval, no amendment or change (a) increasing the maximum number of Shares as to which Options may be granted under this Plan, (b) reducing the exercise price of Options, (c) extending the period during which Options may be granted or exercised under this Plan, or (d) changing the class of persons eligible to receive Options under the Plan shall be effective. This Plan shall not be amended within six months following the adoption of this Plan or a previous amendment to this Plan, unless such subsequent amendment is in response to changes in the federal income tax laws.

11.  CONTINUATION AS A DIRECTOR

     Nothing in the Plan or any Option or right granted pursuant hereto shall confer upon any Non-Employee Director or transferee a continued right to be nominated for or to serve on the Board.

12.  ISSUE AND TRANSFER TAXES

     The Board of Directors may from time to time agree to require the Company to pay issuance or transfer taxes on Shares issued pursuant to the exercise of an Option under this Plan.